EXHIBIT 23.1



        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
   New Century Energy Corp.
   Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated February 22, 2005, relating to the financial statements as of December 31, 2004 and the two years then ended.

We also consent to the reference to our firm under the caption "Experts."


/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

August 5, 2005